UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 regarding the Credit Agreement is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 13, 2021, Inotiv, Inc., an Indiana corporation (the “Company”), and Inotiv – Boulder HTL, LLC, a wholly owned subsidiary of the Company (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with HistoTox Labs, Inc., a Colorado corporation (the “Seller”), and its stockholder. On April 30, 2021, the Company closed the transactions contemplated by the Purchase Agreement, indirectly acquiring (the “Acquisition”) substantially all of the assets of Seller used or useful by Seller in connection with Seller's business of non-clinical consulting, laboratory and strategic support services and products related to routine and specialized histology, immunohistology, histopathology and image analysis/digital pathology. Consideration for the Acquisition consisted of $22.0 million in cash, subject to certain adjustments and inclusive of a $1.65 million escrow for purposes of securing any amounts payable by the selling parties on account of indemnification obligations and other amounts payable under the Purchase Agreement. In addition, the Purchaser assumed certain specified liabilities of the Seller.

Also as previously disclosed, on April 15, 2021, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rock Mergeco, Inc., a Colorado corporation and a wholly-owned subsidiary of the Company, Inotiv Boulder, LLC, an Indiana limited liability company and a wholly-owned subsidiary of the Company (“Inotiv Boulder”), Bolder BioPATH, Inc., a Colorado corporation (“Bolder BioPATH”), and the holders of all of the outstanding common shares of Bolder BioPATH (the “Selling Shareholders”). On April 30, 2021, the Company closed (the “Closing”) the transactions contemplated by the Merger Agreement and the merger under the Merger Agreement was consummated on May 3, 2021 (the “Merger”). Following the Merger, Inotiv Boulder, as the surviving wholly owned subsidiary of the Company, serves as a contract pharmacology and pathology company specializing in in vivo models of rheumatoid arthritis, osteoarthritis, and inflammatory bowel disease as well as other autoimmune and inflammation models.

As of the Closing, the Company paid consideration to the Selling Shareholders, consisting of (i) $18.5 million in cash, subject to customary purchase price adjustments and inclusive of $1.25 million being held in escrow for purposes of securing any amounts payable by the selling parties on account of indemnification obligations, purchase price adjustments, and other amounts payable under the Merger Agreement, (ii) 1,588,235 of the Company’s common shares and (iii) seller notes in an aggregate principal amount of $1.5 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

(a) General Description of Loans.

On April 30, 2021, the Company entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with First Internet Bank of Indiana (“FIB”) to, among other things, secure additional debt financing in order to fund portions of the consideration for the Acquisition and the Merger, respectively. The Credit Agreement includes eleven term loans (the “Term Loans” ), an equipment draw loan (the “Equipment Loan”), and a revolving line of credit (the “Revolving Facility”). The terms of each such loans are set forth below. The obligations of the Company under the Credit Agreement are secured by all of the assets of the Company and are guaranteed by each of its subsidiaries and secured by the assets thereof.

Included in the Credit Agreement is a requirement that the Company maintain certain financial covenants, including maintaining a senior funded debt to adjusted EBITDA ratio (as defined in the Credit Agreement) of not greater than (i) 5.25 to 1.00 as of the date of the Credit Agreement and as of June 30, 2021, (ii) 4.75 to 1.00 as of September 30, 2021, (iii) 4.50 to 1.00 as of December 31, 2021, (iv) 4.25 to 1.00 as of March 31, 2022, (v) 4.00 to 1.00 as of June 30, 2022, and (vi) 3.50 to 1.00 as of September 30, 2022 and as of each fiscal quarter end thereafter.

Also included in the Credit Agreement is a requirement that the Company maintain a fixed charge coverage ratio (as defined in the Credit Agreement) of not less than (i) 1.20 to 1.00, commencing as of September 30, 2021, and continuing as of each fiscal quarter end thereafter up to and including June 30, 2022, and (ii) 1.25 to 1.00 as of September 30, 2022 and as of each fiscal quarter end thereafter.

(b) Terms of the Equipment Loan.

The Company may borrower under the Equipment Loan on or before April 30, 2022 in the aggregate principal amount of up to $3.0 million (the “Equipment Loan Commitment”). The Equipment Loan Commitment shall automatically terminate upon the earlier of (x) any funding of the maximum amount of the Equipment Loan Commitment and (y) at 5:00 p.m., Indianapolis time, April 30, 2022. Until April 30, 2022, the Company must pay interest on the amount outstanding under the Equipment Loan at a fixed annual rate of 4.00%. On April 30, 2022, all amounts outstanding under the Equipment Loan shall be converted to a term loan and repaid monthly in installments of principal based on a five (5) year amortization schedule together with the interest that shall accrue thereon. A final installment representing the entire unpaid principal of the Equipment Loan, and all accrued and unpaid interest thereon and all fees and charges in connection therewith, shall be due and payable on April 30, 2027. Advances under the Equipment Loan shall be used to fund equipment needs of the Company as approved by FIB.

(c) Terms of the Revolving Facility.

The Revolving Facility provides a line of credit for up to $5.0 million, which the Company may borrow from time to time, subject to the terms of the Credit Agreement, including as may be limited by the amount of the Company’s outstanding eligible receivables. The Revolving Facility requires monthly accrued and unpaid interest payments only until maturity at a floating per annum rate equal to the greater of (a) 4%, or (b) the sum of the Prime Rate plus Zero Basis Points (0.0%), which rate shall change concurrently with the Prime Rate. The Company did not have an outstanding balance on the Revolving Facility as of the effective date of the Credit Agreement. Advances under the Revolving Facility shall be used for general working capital purposes of the Company.

(d) Terms of the Term Loans:

Loan Name	Principal Amount as of date of Credit Agreement	Annual Interest Rate	Monthly Payment Amount (000)	Maturity Date	Use of Proceeds
Term Loan 1	$3.980 million	5.20%	$36	March 28, 2025	Funded expansion of building on real property in Mount Vernon, IN
Term Loan 2	$3.571 million	5.06%	$78	July 2, 2023	Funded a portion of the cash consideration for the Seventh Wave Laboratories acquisition
Term Loan 3	$1.076 million	5.20%	$32	March 28, 2025	Funded equipment needs associated with expansion of real property in Mount Vernon, IN
Term Loan 4	$1.001 million	4.63%	$20	November 1, 2025	Funded the cash consideration for the Smithers Avanza acquisition
Term Loan 5	$810 thousand	4.00%	$17	June 30, 2025	Funded certain capital expenditures
Term Loan 6	$2.865 million	4.25%	$56	December 31, 2025	Funded certain capital expenditures
Term Loan 7	$1.263 million	4.00%	$28	June 1, 2025	Financed aspects of the Pre-Clinical Research Services and related real property acquisitions
Term Loan 8	$1.853 million	4.00%	$12	December 1, 2024	Financed aspects of the Pre-Clinical Research Services and related real property acquisitions
Term Loan 9	$10.000 million	3.85%	$184*	April 30, 2026	Funded a portion of the cash consideration of the Merger
Term Loan 10	$5.000 million	3.85%	$92*	April 30, 2026	Funded a portion of the cash consideration of the Acquisition
Term Loan 11	$3.622 million	3.99%	$33	June 23, 2022	Refinanced debt with The Huntington Bank for general business purposes

*See Mandatory Prepayments information below

(e) Mandatory Prepayments.

Commencing with the fiscal year ending September 30, 2021 and for each fiscal year thereafter until the Term Loan 9 and/or Term Loan 10, in each case, are paid in full, the Company shall prepay Term Loan 9 and Term Loan 10 on a pro rata basis on the following January 31st, in an amount equal to 50% of the excess cash flow of the Company (as defined in the Credit Agreement) for such fiscal year (in each case, an “Excess Cash Flow Payment”), provided that for the fiscal year ending September 30, 2021 the Excess Cash Flow Payment, if any, shall be calculated only for the period from April 30, 2021 through September 30, 2021. Excess Cash Flow shall be calculated for each fiscal year based on (a) the Company’s adjusted EBITDA (as defined in the Credit Agreement), minus (b) cash interest expense, minus (c) cash taxes paid or cash distributions made for payment of taxes, minus (d) principal payments paid in respect of long-term indebtedness (excluding any principal reduction on Term Loan 9 or Term Loan 10, in each case, with respect to Excess Cash Flow and excluding principal payments on the Revolving Facility), minus (e) capital expenditures not funded by advances under the Equipment Loan as specified under the Credit Agreement.

Upon an event of default, which includes certain customary events such as, among other things, a failure to make required payments when due, a failure to comply with covenants, certain bankruptcy and insolvency events, and defaults under other material indebtedness, FIB may cease advancing funds, increase the interest rate on outstanding balances, accelerate amounts outstanding, terminate the agreement and foreclose on all collateral. The Company has also obtained a life insurance policy in an amount not less than $5.0 million for its President and Chief Executive Officer and provided FIB an assignment of such life insurance policy as collateral.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the Company issued 1,588,235 of the Company’s common shares to the Selling Shareholders at the Closing. The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

Item 7.01 Regulation FD Disclosure.

On April 30, 2021, the Company issued a press release with respect to the Acquisition and the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

1.	The audited financial statements of HistoTox Labs, Inc. as of and for the fiscal year ended December 31, 2020, together with the notes thereto and the report of the independent auditor thereon, are filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed April 20, 2021 and are incorporated herein by reference.

2.	The audited financial statements of Bolder BioPATH, Inc. as of and for the fiscal years ended December 31, 2019 and 2020, together with the notes thereto and the report of the independent auditor thereon, are filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed April 20, 2021 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(c) None.

(d) Exhibits

99.1	Audited financial statements of HistoTox Labs, Inc. as of and for the fiscal year ended December 31, 2020, together with the notes thereto and the report of the independent auditor thereon (incorporated by reference to Exhibit 99.3 to the Company’s Form 8-K filed April 20, 2021).
99.2	Audited financial statements of Bolder BioPATH, Inc. as of and for the fiscal years ended December 31, 2019 and 2020, together with the notes thereto and the report of the independent auditor thereon (incorporated by reference to Exhibit 99.2 to the Company’s Form 8-K filed April 20, 2021).
99.3	Press Release, dated April 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inotiv, Inc.

Date: May 6, 2021	By:	Beth A. Taylor
Chief Financial Officer and Vice President - Finance